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                                                                    EXHIBIT 10.7


                 AGREEMENT REGARDING FUTURE SHARE DISTRIBUTIONS


         THIS AGREEMENT REGARDING FUTURE SHARE DISTRIBUTIONS (the "Agreement") is made and entered into as of this ____ day of January, 1997, by and among VAN KASPER & COMPANY ("VK"), ZINDART PTE LIMITED (the "Shareholder") and ZINDART LIMITED ("Zindart").

                                    RECITALS

         A. The Shareholder owns 100 percent of the outstanding capital stock of Zindart, consisting of 5,000,000 Ordinary Shares.

         B. Zindart has filed a registration statement on Form F-1
(the "Registration Statement") with the Securities and Exchange Commission relating to the proposed public offering of 1,400,000 American Depositary Shares ("ADSs"), representing 1,400,000 ordinary Shares of Zindart.

         C. The ADSs will be evidenced by American Depositary Receipts ("ADRs"), and Zindart has applied for inclusion of the ADSs on the Nasdaq National Market (the "National Market").

         D. VK is the representative of the underwriters in the proposed public offering.

         E. The parties desire to agree on the procedures to be followed for future issuances of Ordinary Shares by Zindart and transfers of the outstanding Ordinary Shares by the Shareholder, in order to provide a broad and active trading market for ADSs.


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      THE PARTIES AGREE AS FOLLOWS:

      1.       Lock Up.

               In consideration of VK's agreement to purchase the ADSs and to conduct the offering contemplated by the Registration Statement (the "Offering"), the Shareholder agrees, for a period of 180 days following the closing of the Offering (the "Lock-Up Period") not to directly or indirectly sell, enter into a contract to sell, offer to sell, loan, pledge, assign, distribute or otherwise transfer or dispose of (each a "Transfer") any Ordinary Shares, ADSs or other securities of the Company evidencing, exchangeable or exercisable for or convertible into Ordinary Shares (the "Securities") which the undersigned now owns or hereafter acquires without the written consent of the Company and VK. The Shareholder further agrees not to engage in any hedging or other transaction which is designed, or is reasonably expected, to lead to a Transfer of the Securities during the Lock-Up Period, even if the Securities would be disposed of by someone other than the undersigned. Such transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any put or call option with respect to the Securities.

      2.       Future Issuance of Ordinary Shares.

               Subject to the terms and conditions of this Agreement and as an inducement to VK to proceed with the Offering, Zindart hereby agrees that any public distribution of its Securities during the term of this Agreement shall be accomplished by means of an offering in the United States of ADSs representing Ordinary Shares, and that Zindart shall take all steps necessary to have such ADSs included on the


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National Market. Notwithstanding the foregoing, Zindart may conduct a public distribution outside the United States if VK and Zindart mutually agree that an offering in the United States cannot be accomplished on commercially reasonable terms. Zindart and VK shall seek to reach agreement on whether or not an offering in the United States can be so accomplished within 30 days of Zindart notifying VK in writing that it desires to undertake an offering of Securities and of the proposed terms thereof.

         3.       Future Transfers by the Shareholder.

                  Subject to the terms and conditions of this Agreement and as an inducement to VK to proceed with the proposed public offering, the Shareholder hereby agrees that any Transfers of Securities of Zindart beneficially owned by the Shareholder shall, during the term of this Agreement, be made only as follows:

         (a) in a private transaction not involving any public offering in which each transferee agrees in writing for the benefit of VK that such transferee's future Transfers of such Securities shall be subject to this Agreement; or

         (b) in a registered public distribution provided such distribution is made in the United States by means of an offering of ADSs; or

         (c) by means of the sale of ADSs into the US market pursuant to Rule
144.

         4.       Further Assurances.

                  The parties agree to take any and all actions reasonably necessary and appropriate to carry out the intent of this Agreement. The Shareholder and Zindart agree to legend all


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certificates representing Securities with an appropriate legend referencing this
Agreement and to take all other actions (including without limitation issuing stop transfer instructions) necessary and appropriate to cause any transferees of the Shareholder who receive Securities from the Shareholder pursuant to
Section 3(a) to be bound by the terms of this Agreement.

         5.       Term.

                  This Agreement shall be effective from and after the effectiveness of the Registration Statement and shall terminate on the second anniversary of such date.

         6.       Miscellaneous.

                  6.1. Governing Law. This Agreement shall be governed by the laws of the State of California applicable to contracts between California residents and wholly to be performed in California.

                  6.2 Consent to Jurisdiction. The Shareholder and Zindart each hereby agree that any action brought with respect to this Agreement can be brought in the United States District Court for the Northern District of California, and Shareholder and Zindart each hereby consent to the jurisdiction of such court.

                  6.3 Notices. All notices and other communications which are given pursuant to this Agreement shall be in writing and shall be sent by express mail or other overnight delivery service or transmitted by facsimile addressed as follows:

If to VK:                Van Kasper & Company

                         Facsimile (310)_________

If to the Shareholder:   Zindart Pte Limited


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                                Facsimile____________

If to Zindart:                  Zindart Limited

                                Facsimile____________

                  6.4 Specific Performance. The Shareholder and Zindart acknowledge that VK will have no adequate remedy at law in the event of a breach of this Agreement and could suffer substantial and irreparable damages. Accordingly, the Shareholder and Zindart agree that VK shall be entitled, without the necessity of proving damages or posting bond, to obtain injunctive relief in the event of a breach of this Agreement.

                  6.5 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous discussions, correspondence, understandings and agreements among the parties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


      VAN KASPER & COMPANY               ZINDART PTE LIMITED

      By:_________________________       By:_________________________

      Its_________________________       Its_________________________



      ZINDART LIMITED

      By:_________________________

      Its_________________________


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